As filed with the Securities and Exchange Commission on February 27, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEXTDOOR HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	86-1776836 (I.R.S. Employer Identification No.)
420 Taylor Street San Francisco, California (Address of Principle Executive Offices)	94102 (Zip Code)

NEXTDOOR HOLDINGS, INC. 2021 EQUITY INCENTIVE PLAN
NEXTDOOR HOLDINGS, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

Sarah Friar
Chief Executive Officer, President and Chairperson of the Board
420 Taylor Street
San Francisco, California 94102
(Name and Address of Agent for Service)
(415) 344-0333
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Cynthia C. Hess
Ran D. Ben-Tzur
Joshua W. Damm
Fenwick & West LLP
801 California Street
Mountain View, California 94041
(650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, Nextdoor Holdings, Inc., (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (a) 19,418,753 additional shares of the Registrant’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) under the Registrant’s 2021 Equity Incentive Plan and (b) 3,883,750 additional shares of the Registrant’s Class A common stock under the Registrant’s 2021 Employee Stock Purchase Plan pursuant to the provisions in those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans on January 1, 2024. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Commission on January 11, 2022 (Registration No. 333-262102) and February 28, 2023 (File No. 333-270095) to the extent not superseded hereby.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), filed with the Commission on February 27, 2024;
(b)     all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)    the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 5, 2021, as updated by the description of the Registrant’s Class A common stock contained in Exhibit 4.2 to the 2023 Annual Report, including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of Nextdoor Holdings, Inc.	8-K	001-40246	3.1	November 12, 2021
3.2	Amended and Restated Bylaws of Nextdoor Holdings, Inc.	8-K	001-40246	3.1	December 1, 2022
4.1	Specimen Class A Common Stock Certificate of Nextdoor Holdings, Inc.	8-K	001-40246	4.1	November 12, 2021
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of Ernst & Young, LLP, independent registered public accounting firm					X
24.1	Power of Attorney (included on the signature page of this Registration Statement)					X
99.1	2008 Equity Incentive Plan of Nextdoor, Inc.	S-4	333-258033	10.24	July 20, 2021
99.2	Form of Early Exercise Stock Option Grant under the 2008 Equity Incentive Plan	S-4	333-258033	10.26	July 20, 2021
99.3	Form of Stock Option Grant under the 2008 Equity Incentive Plan of Nextdoor, Inc.	S-4	333-258033	10.27	July 20, 2021
99.4	2018 Equity Incentive Plan of Nextdoor, Inc.	S-4	333-258033	10.25	July 20, 2021
99.5	Form of Early Exercise Stock Option Grant under the 2018 Equity Incentive Plan of Nextdoor, Inc.	S-4	333-258033	10.28	July 20, 2021
99.6	Form of Stock Option Grant under the 2018 Equity Incentive Plan of Nextdoor, Inc.	S-4	333-258033	10.29	July 20, 2021
99.7	Form of Restricted Stock Unit Award Agreement under the 2018 Equity Incentive Plan of Nextdoor, Inc.	8-K	001-40246	10.18	November 12, 2021
99.8	Nextdoor Holdings, Inc. 2021 Equity Incentive Plan	8-K	001-40246	10.7	November 12, 2021
99.9	Form of Stock Option Agreement under Nextdoor Holdings, Inc. 2021 Equity Incentive Plan	S-4	333-258033	10.15	July 20, 2021
99.10	Form of Restricted Stock Unit Award Agreement under Nextdoor Holdings, Inc. 2021 Equity Incentive Plan	S-4	333-258033	10.16	July 20, 2021
99.11	Nextdoor Holdings, Inc. 2021 Employee Stock Purchase Plan	8-K	001-40246	10.10	November 12, 2021
107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 27th day of February, 2024.
NEXTDOOR HOLDINGS, INC.

By: /s/ Sarah Friar
Sarah Friar
Chief Executive Officer, President and Chairperson of the Board
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sarah Friar and Matthew Anderson, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments and to file the same, with any exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sarah Friar	Chief Executive Officer, President and	February 27, 2024
Sarah Friar	Chairperson of the Board (Principal Executive Officer)
/s/ Matt Anderson	Chief Financial Officer and Treasurer	February 27, 2024
Matt Anderson	(Principal Financial and Accounting Officer)
/s/ John Hope Bryant	Director	February 27, 2024
John Hope Bryant
/s/ Dana Evan	Director	February 27, 2024
Dana Evan
/s/ J. William Gurley	Director	February 27, 2024
J. William Gurley
/s/ Mary Meeker	Director	February 27, 2024
Mary Meeker
/s/ Jason Pressman	Director	February 27, 2024
Jason Pressman
/s/ David Sze	Director	February 27, 2024
David Sze
/s/ Nirav Tolia	Director	February 27, 2024
Nirav Tolia
/s/ Chris Varelas	Director	February 27, 2024
Chris Varelas